UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2011

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Boulevard, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2011, of the 3,273,533 shares outstanding and entitled to vote at our 2011 annual meeting of shareholders, 2,378,917 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the annual meeting:

Proposal No. 1 - Election of Directors: The election of five Class II Directors listed below, to serve a three-year term expiring at the 2014 Annual Meeting:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas C. Brown	1,456,016	53,626	869,275
O.A. Ethridge, D.M.D.	1,484,478	25,164	869,275
W. James Kitchens, Jr.	1,485,674	23,968	869,275
Roderick M. Todd, Jr.	1,480,693	28,949	869,275
Mitchell M. Willoughby	1,482,400	27,242	869,275

Proposal No. 2 - Executive Compensation: The approval, in a non-binding resolution, to approve the compensation of our named executive officers (“Say-on-Pay”):

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,361,209	76,631	71,802	869,275

Proposal No. 3 - Ratification of the Auditors: The ratification of the appointment of Elliott Davis LLC as our independent registered public accounting firm for fiscal year 2011:

Votes For	Votes Against	Votes Abstained
2,363,451	8,995	6,471

Proposal No. 4 — 2011 Stock Incentive Plan: The approval of the 2011 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,348,121	144,633	16,888	869,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 23, 2011	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer